As filed with the Securities and Exchange Commission on September 2, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

NetApp, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	77-0307520
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3060 Olsen Drive San Jose, California	95128
(Address of principal executive offices)	(Zip code)

DataPelago, Inc. 2026 Equity Incentive Plan

JetStream Software, Inc. 2026 Equity Incentive Plan

(Full title of the plan)

George Kurian

Chief Executive Officer

NetApp, Inc.

3060 Olsen Drive

San Jose, California 95128

(Name and address of agent for service)

(408) 822-6000

(Telephone number, including area code, of agent for service)

Copies to:

J.T. Ho, Esq.

Cleary Gottlieb Steen & Hamilton LLP

650 California Street, Suite 2400

San Francisco, California 94108

(415) 796-4400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On July 16, 2026, NetApp, Inc. (the “Registrant”) acquired DataPelago, Inc. (“DataPelago”), pursuant to that certain Agreement and Plan of Merger (the “DataPelago Merger Agreement”) dated as of June 2, 2026, between the Registrant, Archie Merger Subsidiary, Inc., DataPelago and Fortis Advisors LLC, as representative of the securityholders (such transaction, the “DataPelago Transaction”). In connection with the DataPelago Transaction, outstanding restricted stock units under the DataPelago 2026 Equity Incentive Plan representing the right to receive shares of DataPelago common stock were assumed by the Registrant and converted into restricted stock units representing the right to receive shares of common stock, par value $0.001 per share (“Common Stock”) of the Registrant (the “Assumed DataPelago RSUs”).

On August 5, 2026, the Registrant acquired JetStream Software, Inc. (“JetStream”), pursuant to that certain Agreement and Plan of Merger (the “JetStream Merger Agreement”) dated as of July 24, 2026, between the Registrant, Luna Merger Sub, Inc., JetStream and Shareholder Representative Services LLC, solely in its capacity as representative of the securityholders (such transaction, the “JetStream Transaction”). In connection with the JetStream Transaction, outstanding restricted stock units under the JetStream 2026 Equity Incentive Plan representing the right to receive shares of JetStream common stock were assumed by the Registrant and converted into restricted stock units in respect of the Common Stock (the “Assumed JetStream RSUs”).

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by the Registrant to register (i) 137,551 shares of Common Stock issuable pursuant to the settlement of the Assumed DataPelago RSUs and (ii) 45,057 shares of Common Stock issuable pursuant to the settlement of the Assumed JetStream RSUs.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission (other than information supplied in a Current Report on Form 8-K that is furnished and not filed and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information):

a)
The Registrant’s Annual Report on Form 10-K for the fiscal year ended April 24, 2026 (the “Annual Report”), filed with the Commission on June 5, 2026, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “1934 Act”);
b)
All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and
c)
The Description of Capital Stock of the Registrant contained in Exhibit 4.6 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended April 26, 2024 (filed with the Commission on June 10, 2024), including any amendments or reports filed for the purpose of updating such descriptions.

All reports and definitive proxy or information statements filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed (whether before or after the date of this Registration Statement) in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Documents

5.1*	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Cleary Gottlieb Steen & Hamilton LLP (contained in Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney (contained on the signature page of this Registration Statement).

99.1*	DataPelago, Inc. 2026 Equity Incentive Plan.

99.2*	JetStream Software, Inc. 2026 Equity Incentive Plan.

107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on September 2, 2026.

NETAPP, INC.

By:	/s/ George Kurian
George Kurian
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints George Kurian and Wissam Jabre, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 and any and all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ George Kurian	Chief Executive Officer and Director (Principal Executive Officer and Principal Operating Officer)	September 2, 2026
George Kurian

/s/ Wissam Jabre	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 2, 2026
Wissam Jabre

/s/ Daniel De Lorenzo	Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)	September 2, 2026
Daniel De Lorenzo

/s/ T. Michael Nevens	Chairman of the Board	September 2, 2026
T. Michael Nevens

/s/ Deepak Ahuja	Director	September 2, 2026
Deepak Ahuja

/s/ Paul Fipps	Director	September 2, 2026
Paul Fipps

/s/ Anders Gustafsson	Director	September 2, 2026
Anders Gustafsson

/s/ Gerald Held	Director	September 2, 2026
Gerald Held
/
/s/ Deborah L. Kerr	Director	September 2, 2026
Deborah L. Kerr

/s/ Carrie Palin	Director	September 2, 2026
Carrie Palin

/s/ Frank Pelzer	Director	September 2, 2026
Frank Pelzer

/s/ June Yang	Director	September 2, 2026
June Yang